EXHIBIT 10.32

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.

                                LICENSE AGREEMENT

         THIS LICENSE AGREEMENT ("Agreement") is made and entered into as of the 14th day of May, 1999 (the "Effective Date") by and between THE SPORTS AUTHORITY, INC., a Delaware corporation with its principal place of business at 3383 North State Road 7, Fort Lauderdale, Florida 33319, U.S.A. ("TSA"), and THE SPORTS AUTHORITY MICHIGAN, INC. a Michigan corporation with its principal place of business at 306 South Washington, Suite 224, Royal Oak, Michigan 48067 ("TSAMI"; or collectively, "Licensor"), and THESPORTSAUTHORITY.COM, INC., a Delaware corporation with its principal office at 555 South Henderson Road, King of Prussia, Pennsylvania 19406 ("TSA.COM" or "Licensee").

         WHEREAS, TSAMI, its parent company TSA and TSA's other retailing subsidiaries The Sports Authority Florida, Inc., Authority International Inc. and The Sports Authority Canada, Inc. comprise the largest full-line sporting goods retailer in the U.S. and Canada, each operating full line sporting goods stores under the name and mark THE SPORTS AUTHORITY;

         WHEREAS, TSAMI is the owner of certain Marks, Names and TSA Content (as each is defined below) in the U.S., Canada and Japan; TSA is the owner of certain Marks, Names and TSA Content throughout the world other than in the U.S., Canada and Japan; and both TSAMI and TSA are the owners of certain TSA Buying Power (as defined below);

         WHEREAS, TSA and Global Sports Interactive, Inc. ("GSI") have agreed under a certain E-COMMERCE VENTURE AGREEMENT dated May 7, 1999 (the "EVA") to form TSA.COM to develop and operate the "TSA Site" (as defined below) on the "Internet" (as defined below);

         WHEREAS, TSA and TSA.COM have agreed under a certain E-COMMERCE AGREEMENT dated May 14, 1999 (the "ECA") that TSA.COM shall create, develop, operate, maintain, advertise and promote the TSA Site;

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         WHEREAS, GSI and TSA.COM have agreed under a certain E-COMMERCE
SERVICES AGREEMENT dated May 14, 1999 (the "ESA") that GSI shall perform many of the services described in the ECA; and

         WHEREAS, TSA.COM desires to license from TSA and TSAMI certain of the Marks, Names, TSA Buying Power and TSA Content owned or controlled by TSA and TSAMI for use in creating, developing, operating, maintaining, advertising and promoting the TSA Site;

         NOW, THEREFORE, in consideration of the mutual promises, undertakings and covenants herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby respectively grant, covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 "Advertising and Marketing Partners of Licensee" shall mean operators or proprietors of search engines, portals, community sites, content sites, on-line retailers, shopping, regional and industry directories, push sites, and other Internet sites capable of attracting Customers for the TSA Site, or desirous of attracting Customers from the TSA Site to their sites, with whom Licensee contracts for exchanges of advertising and promotional services and any form of compensation. For purposes of this Agreement, Licensee shall not contract with TSA Competitors (as defined below) and the same shall be excluded from the definition of Advertising and Marketing Partners of Licensee.

1.2 "Affiliate(s)" shall mean an entity directly or indirectly controlling (through one or more intermediaries), controlled by or under common control with a given "Party" (as defined below), where control means the ownership or control, directly or indirectly, of fifty percent (50%) or more of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority; provided that such entity shall be considered an Affiliate only for the time during which such control exists.

1.3 "Business Day(s)" shall mean any day which is not a Saturday, Sunday or official federal holiday in the U.S.

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1.4 "Customer" shall mean a consumer who purchases or otherwise receives
Services, Materials, General Merchandise or Own Brand Merchandise furnished by Licensee from the TSA Site as permitted hereunder.

1.5 "Fiscal Year" shall mean Licensee's fiscal year. Licensee shall give at least ninety (90) days advance notice to Licensor of any change in designation of Licensee's Fiscal Year.

1.6 "General Merchandise" shall mean any goods offered, sold or furnished by Licensee from the TSA Site as permitted hereunder, other than Own Brand Merchandise.

1.7 "Net Sales" shall mean as defined by GAAP in the United States.

1.8 "Internet" shall mean a global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such content is delivered through on-line browsers, off-line browsers, or through "push" technology, electronic mail, broadband distribution, satellite, wireless or other successor technologies or means. Internet shall also mean on-line services such as AOL, CompuServe and Prodigy.

1.9 "Licensed Property" shall mean the Marks, Names, TSA Buying Power and TSA Content which Licensor has agreed to license to Licensee under Articles 2.1-2.4.

1.10 "License Guidelines And Restrictions" shall mean the clearance, form, format and use restrictions and procedures set forth in EXHIBIT A, attached, which Licensee shall adhere to at all times in its use of the Licensed Property on or in connection with the TSA Site and on or in connection with any site of the Advertising and Marketing Partners of Licensee linked with or to the TSA Site.

1.11     "Marks" shall mean:

         (a) the mark THE SPORTS AUTHORITY in English in block letters and any equivalent in foreign language characters, and certain THE SPORTS AUTHORITY logotypes, and such other trademarks and service marks, which are proprietary to Licensor, as shall be identified in writing by Licensor from time to time, together with

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         associated trademark and service mark applications and registrations therefor, all as more specifically described in EXHIBIT B attached hereto and incorporated herein, as EXHIBIT B may be modified from time to time in writing by Licensor as further set forth in Article 2.1(b);

         (b) all related emblems, logos and symbols, and all combinations, forms and derivations thereof as are currently or hereafter used by Licensor in connection with Own Brand Merchandise (as defined below); and

         (c) the Trade Dress (as defined below) inherent in the design, layout and presentation of TSA Stores or in the TSA Content in the U.S.A. and Canada, including, without limitation, such Trade Dress as may be subject to protection under applicable intellectual property or industrial property laws and regulations of countries within the Territory.

1.12 "Materials" shall mean exterior and interior signs, flags, banners, packaging, labels, print, electronic and broadcast advertising and promotional media, indexes and pages on Internet sites (whether visible or not to the general public), meta-tags, manuals, brochures, flyers, posters, sales literature, business forms, gift certificates, credit cards, debit cards, membership or consumer loyalty program cards and related materials, stationery, employee uniforms, badges, merchandise bags and boxes, baskets, trolleys and carts, sales receipts and charge slips, tickets and tags, and the like, bearing any of the Marks and used on or in connection with furnishing the Services, General Merchandise, or Own Brand Merchandise or with the TSA Site.

1.13 "Names" shall mean the following Internet domain names or URLs registered in the name of either TSAMI or TSA, or both, together with any additions as may be notified to Licensee from time to time in writing by Licensor, or any deletions as agreed by the Parties:

         /bullet/        http://www.sportsauthority.com
         /bullet/        http://www.thesportsauthority.com
         /bullet/        http://www.sportsauthority.org
         /bullet/        http://www.thesportsauthority.org
         /bullet/        http://www.sports-authority.org
         /bullet/        http://www.sportsauthority.net
         /bullet/        http://www.thesportsauthority.net
         /bullet/        http://www.sports-authority.net
         /bullet/        http://www.skiauthority.com

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         /bullet/        http://www.theskiauthority.com
         /bullet/        http://www.skiauthority.org
         /bullet/        http://www.theskiauthority.org
         /bullet/        http://www.skiauthority.net
         /bullet/        http://www.theskiauthority.net

1.14 "Own Brand Merchandise" shall mean any and all goods bearing or otherwise sold under or in connection with packaging or labels bearing the mark THE SPORTS AUTHORITY, THESPORTSAUTHORITY.COM or the mark THE SPORTS AUTHORITY & Design, as permitted hereunder and subject always to Licensor's prior written approval and instructions.

1.15 "Party" shall mean the Licensor or Licensee; "Parties" shall mean both of them.

1.16 "Related" company or companies shall mean any legal entity which holds directly or indirectly more than fifty percent (50%) of the issued share capital or capital stock of GSI or TSA, or of which GSI or TSA or their parent companies hold directly or indirectly more than fifty (50%) of the issued share capital or capital stock, in any event not to include Licensee. An entity shall be deemed to hold shares indirectly if the shares are held by another entity that is majority controlled, either directly or through other majority controlled entities, by such first mentioned entity.

1.17 "Royalties" shall mean the following:

         --------------------------------------------------------------
         [*]of any and all Net Sales during any Fiscal Year (or portion thereof) during the Term and any permitted extension.
         --------------------------------------------------------------

The Royalties shall be paid by Licensee in consideration for use of the Marks, TSA Content and TSA Buying Power hereunder, but not for use of the Names. Licensor shall receive consideration for use of the Names as provided in Article
3.3 of the E-COMMERCE VENTURE AGREEMENT. Upon request of any Party, the Royalties may be reviewed from time to time to insure that they are commensurate with the income derived by Licensee from use of the Licensed Property and to ensure the Parties' compliance with applicable transfer pricing rules. The Royalties may be amended only by mutual written agreement of the Parties.

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1.18 "Services" shall mean those services:

         (a) offered by Licensee to Customers at or through the TSA Site, including, without limitation, retail store services in the fields of sporting goods, athletic footwear, athletic apparel and related goods as furnished on the Internet at the URL "http://www.thesportsauthority.com," as well as sporting goods assembly, repair and maintenance, racquet stringing, layaway, delivery, customer loyalty programs, and related services; and

         (b) those advertising and promotional services offered by Licensee to Advertising and Marketing Partners of Licensee, including, without limitation, services intended to increase Customer traffic at the TSA Site, and services intended to attract Customers from the TSA Site to the sites of Advertising and Marketing Partners of Licensee.

1.19 "Subsidiary" shall mean any company owned or controlled by Licensee, or by Licensor.

1.20 "Term" shall mean the period commencing with the Effective Date and continuing approximately fifteen (15) years through December 31, 2014 unless this Agreement is otherwise earlier terminated as provided in Article 5.8 below.

1.21 "Territory" shall mean throughout the universe EXCLUDING Japan.

1.22 "TSA Buying Power" shall mean Licensor's volume purchasing power and ability to obtain other favorable terms in procuring goods and services from Licensor's vendors, including without limitation, favorable pricing, delivery, exclusivity, makeup, display, advertising and promotion, defective allowance and merchandise return terms and other consideration.

1.23 "TSA Competitor" shall mean: (a) any person, firm or corporation or other entity (other than TSA and its retailing Subsidiaries) which either directly or indirectly derives twenty percent (20%) or more of its revenues from the sales or distribution of sporting goods, athletic apparel, athletic footwear or related goods and services, whether operating from stores located in the U.S., Canada or Japan or any other nation in which the predominant language is English or any other nation in which TSA establishes TSA Stores during the Term of this Agreement, whether by mail order, home shopping through audio or video programming, over the Internet or otherwise; and (b) any retailing entity which would clearly be regarded as a competitor of TSA by the U.S. Department of Justice under federal antitrust and competition laws and regulations.

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1.24     "TSA Content" shall mean:

         (a) text, graphics, photographs, video, audio and/or other data or information relating to any subject furnished by Licensor to Licensee and intended solely for use in connection with the TSA Site;

         (b) Licensor selected print advertisements for the TSA Stores or the goods and services offered by Licensor in the TSA Stores, including run of press and insert advertisements which appear in newspapers and magazines, as well as printed in store signage, point of sale and display signage and information promoting events and the goods and services offered in the TSA Stores; and

         (c) such information concerning the goods and services offered by Licensor in the TSA Stores in the U.S. as Licensor possesses and has the right to transfer and license to Licensee, and which Licensor deems necessary to successful operation of the TSA Site, including, without limitation, information which is related to the sourcing, manufacturing, development, design, fabrication, construction, test procedures, performance features, quality control standards, merchandise specifications, reliability standards, distribution, costs, allowances, rebates, sizes, colors, decoration, display, pricing, margins, vendor economic information, and similar information and know-how necessary to the procurement, merchandising, inventory management and sales of such goods and services in the TSA Stores.

1.25 "TSA Gift Certificates" shall mean gift certificates bearing the marks THE SPORTS AUTHORITY and THE SPORTS AUTHORITY & Design, printed and distributed under the auspices of Licensor, and redeemable at Licensor's TSA Stores.

1.26 "TSA Site" shall mean that certain Internet site currently accessible through the URL "http://www.thesportsauthority.com," and any backup or mirror Internet site operated by Licensee; it being understood that the TSA Site shall be primarily targeted by Licensee at Customers, and NOT at persons, entities or activities otherwise described in Article 2.6. Licensee agrees that the TSA Site shall not be used by Licensee to furnish, sell, advertise or promote the goods or services of any TSA Competitor.

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1.27 "TSA Stores" shall mean any sporting goods retail store established and/or operated by TSA or its retailing Subsidiaries under the name and mark THE SPORTS AUTHORITY and related marks, and devoted to the sale of a broad assortment of sporting goods, athletic footwear, athletic apparel and related goods, and to provision of the related services.

1.28     "Trade Dress" shall mean the total appearance or look and feel of:

         (a)      Own Brand Merchandise and its packaging and labels;

         (b)      TSA Stores as operated by Licensor in the U.S.;  and

         (c) print and television advertisements, billboards, and interior or exterior signage as used by Licensor in the U.S. to promote or identify the TSA Stores or Licensor's goods and services.

                                   ARTICLE II
                                    LICENSES

2.1 GRANT OF LICENSE TO USE MARKS. (a) Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee, for the Term only, and Licensee accepts from Licensor, upon the terms and conditions specified herein, the non-transferable, exclusive (as to third parties but not as to Licensor) right and license in the Territory only, to use the Marks on and in connection with the Services, Materials and Own Brand Merchandise furnished in or in connection with the TSA Site if, and only if, such Services, Materials and Own Brand Merchandise comply with the quality standards set forth herein and those approved and issued by Licensor from time to time. Licensor may monitor and control the nature and quality of the Services, Materials and Own Brand Merchandise, and Licensor may appoint one or more representatives to monitor and exercise such control on Licensor's behalf. Such monitoring shall in no way lessen or limit Licensee's obligation to use the Marks only as set forth herein. No other, further or different license is granted or implied and no assignment of any right or interest is made or intended herein. In particular, no license is granted to sublicense or otherwise permit any third party to use the Marks. Licensee may only use the Marks on or in connection with Services, Materials and Own Brand Merchandise subject to Articles II and III and all other terms and conditions hereof. Except for use of "TheSportsAuthority.com, Inc." as its registered corporate or business name (subject always to the applicable terms and conditions of this Agreement), Licensee is prohibited from using the Marks or any name or mark confusingly

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similar to the Marks, including any abbreviations of the Marks, as part of
Licensee's registered corporate or business name in any jurisdiction in the Territory, or as part of any Internet domain name not otherwise registered in Licensor's name.

         (b) CHANGES TO EXHIBIT B: Certain records in EXHIBIT B may be included for information purposes only and, as indicated in writing, shall be excluded from the definition of Marks hereunder. Licensor and Licensee acknowledge that the "core" Marks as set forth in EXHIBIT B are: AUTHORITY, THE SPORTS AUTHORITY, THESPORTSAUTHORITY.COM, SPORTSAUTHORITY.COM and THE SPORTS AUTHORITY & Design as registered (or subject to pending applications to register) in the U.S. and Canada. Licensor may make changes to EXHIBIT B from time to time as it sees fit to add Marks and to update information in records for existing Marks by delivering an updated version of EXHIBIT B to Licensee. Licensor may only change EXHIBIT B to delete non-core Marks (or records for non-core Marks) by giving 30 days prior written notice (stating Licensor's reasons for the proposed deletion(s) in reasonable detail) and an opportunity to object to Licensee. If, at the end of 30 days, Licensee has failed to object in writing, the proposed deletions may be made and Licensor shall deliver an updated EXHIBIT B to Licensee. If Licensee objects within the 30-day period, it shall do so by delivering a written notice to Licensor which explains in reasonable detail the basis for the objection. Licensor may accept the objection and forego the deletion(s), but if not, Licensor and Licensee shall negotiate in good faith and use their best efforts to achieve a mutually acceptable resolution. Notwithstanding the foregoing, if Licensee has made a substantial and material investment in a non-core Mark which Licensor proposes to delete, and the reason for the proposed deletion is NOT a binding court order, judgment or other injunction prohibiting Licensor's or Licensee's continued use of the subject Mark, the Parties shall strive to preserve Licensee's continued right to use the non-core Mark and to retain the non-core Mark as part of EXHIBIT B.

2.2 GRANT OF LICENSE TO USE NAMES. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee, for the Term only, and Licensee accepts from Licensor, upon the terms and conditions specified herein, the non-transferable, exclusive (as to third parties but not as to Licensor) right and license in the Territory only, to use the Names on and in connection with the TSA Site if, and only if, such use complies with the License Guidelines And Restrictions set forth in EXHIBIT A. In particular, Licensee shall use the Name "http://www.thesportsauthority.com" as its primary domain name, and use the other Names, if at all, as pointers or immediate links to the primary domain name. Licensor may monitor and control the nature and quality of Licensee's use of the Names, and Licensor may appoint one or more representatives to monitor and exercise such control on Licensor's behalf. Such monitoring

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shall in no way lessen or limit Licensee's obligation to use the Names only as set forth herein. No other, further or different license is granted or implied and no assignment of any right or interest is made or intended herein. In particular, no license is granted to sublicense or otherwise permit any third party to use the Names. Licensee may only use the Names on or in connection with TSA Site subject to Articles II and III and all other terms and conditions hereof.

2.3 GRANT OF LICENSE TO USE TSA BUYING POWER. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee, for the Term only, and Licensee accepts from Licensor, upon the terms and conditions specified herein, the non-transferable, non-exclusive right and license in the Territory only, to use the TSA Buying Power on and in connection with the TSA Site if, and only if, such use complies with the restrictions set forth in this Agreement. Licensor may monitor and control the nature and quality of Licensee's use of the TSA Buying Power, and Licensor may appoint one or more representatives to monitor and exercise such control on Licensor's behalf. Such monitoring shall in no way lessen or limit Licensee's obligation to use the TSA Buying Power only as set forth herein. No other, further or different license is granted or implied and no assignment of any right or interest is made or intended herein. In particular, no license is granted to sublicense or otherwise permit any third party to use the TSA Buying Power. Licensee may only use the TSA Buying Power on or in connection with TSA Site subject to Articles II and III and all other terms and conditions hereof.

2.4 GRANT OF LICENSE TO USE TSA CONTENT. Subject to the terms and conditions set forth in this Agreement, Licensor hereby grants to Licensee, for the Term only, and Licensee accepts from Licensor, upon the terms and conditions specified herein, the non-transferable, non-exclusive right and license in the Territory only, to use the TSA Content solely in connection with the TSA Site if, and only if, such use complies with the restrictions set forth in herein. Licensor may monitor and control the nature and quality of Licensee's use of the TSA Content, and Licensor may appoint one or more representatives to monitor and exercise such control on Licensor's behalf. Such monitoring shall in no way lessen or limit Licensee's obligation to use the TSA Content only as set forth herein. No other, further or different license is granted or implied and no assignment of any right or interest is made or intended herein. In particular, no license is granted to sublicense or otherwise permit any third party to use the TSA Content. Licensee may only use the TSA Content on or in connection with TSA Site subject to Articles II and III and all other terms and conditions hereof.

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2.5      MARKING, SAMPLES, INSPECTION, QUALITY CONTROL

         (a) MARKING OWN BRAND MERCHANDISE AND MATERIALS. Licensee agrees to mark all Own Brand Merchandise and Materials in a manner complying with the License Guidelines And Restrictions set forth in EXHIBIT A. Licensor reserves the right to change the provisions of EXHIBIT A as it sees fit in order to protect the Licensed Property, or Licensor's interests in the Licensed Property, and such changes shall become binding upon Licensee upon receipt of written notice of such changes. Licensee shall have a reasonable period, but no more than ninety (90) days from first notice, to fully implement such changes. Without limiting the foregoing, upon request from Licensor and with respect to TSA Content which is created or owned by Licensor, Licensee shall place a notice of copyright on each page of the TSA Site which displays TSA Content ("TSA Content Page") in accordance with the License Guidelines and Restrictions. No TSA Content Page, upon which a notice of copyright is placed pursuant to the preceding sentence, shall contain any other copyright notice whatsoever except as mutually agreed to and determined by the Parties. Licensee shall cooperate fully with Licensor in connection with Licensor's obtaining appropriate copyright protection in the name of Licensor for any TSA Content Page. Licensee acknowledges and agrees that all copyrights and rights of copyright furnished by Licensor as TSA Content, including any derivative works, shall be and remain the sole and complete property of Licensor; that all such copyrights and rights of copyright in the name of and/or owned by any copyright proprietor other than Licensor or Licensee shall be and remain the sole and complete property of such copyright proprietor; that Licensee shall not at any time acquire or claim any right, title or interest of any nature whatsoever in any such copyright by virtue of this Agreement or of Licensee's uses thereof in connection with TSA Content, the Marks, Own Brand Merchandise, TSA Buying Power or any intellectual or industrial property rights therein; and that any right, title or interest in or relating to any such copyright which comes into existence as a result of, or during the term of, the exercise by Licensee of any right granted to it hereunder shall immediately vest in Licensor.

         (b) SUBMISSION OF SAMPLES OF OWN BRAND MERCHANDISE AND MATERIALS; APPROVAL PROCESS. At any time upon request of Licensor, prior to introducing any Own Brand Merchandise for sale and prior to producing and publishing or distributing any Materials for the first time, Licensee shall furnish at Licensee's expense samples of such Own Brand Merchandise and Materials, including the trademark, copyright and disclaimer notices thereon and any other labels, tags or markings. Further, Licensor shall have the right to inspect the TSA Site, including all underlying code and data structures (solely for purposes of protecting its interests in the Licensed Property and to ensure Licensee's compliance with the terms hereof), and to inspect samples of General Merchandise or Own Brand Merchandise, in order to assure compliance with the quality standards established by Licensor. If so notified in writing by Licensor, Licensee

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shall not offer or furnish any Services, Materials, General Merchandise or Own
Brand Merchandise whose nature or quality does not comply with the quality standards established by Licensor in accordance with this Agreement. Further, if Licensee proposes to alter the Marks in any way or to deviate in any way from the forms in which the Marks have been furnished to Licensee by TSAMI, Licensee shall first submit a sample of the proposed altered Mark to Licensor for Licensor's prior review and written approval.

Licensor's changes (if any) to the quality standards established by Licensor in accordance with this Agreement shall be reasonably necessary or reasonably calculated to protect the Licensed Property or Licensor's interests in the Licensed Property.

Licensor shall review in a timely manner all such samples and requests and use its best efforts to communicate in writing its approval or disapproval as soon as practicable after receiving the same. Failure to communicate approval within fifteen (15) Business Days of receipt of the same shall be deemed a disapproval. In no event, however, shall Licensee distribute or offer for sale the subject General Merchandise, Own Brand Merchandise or Materials or use any altered Marks until approval of the applicable sample is granted in writing by Licensor. If Licensee intends to proceed, Licensee specifically agrees to amend to the satisfaction of Licensor any sample of General Merchandise or Own Brand Merchandise (including packaging and labels), Materials or any proposed alterations of the Marks as may be directed by Licensor. A further sample shall be provided to Licensor for its prior review and written approval if any subsequent changes are made in approved General Merchandise, Own Brand Merchandise or Materials or in the Marks. To the extent practicable, Licensor and Licensee shall cooperate in good faith in developing standard manuals or procedures setting forth approved formats for packaging and labels for Own Brand Merchandise, and approved formats for Materials. Once established, Licensee shall fully comply with such manuals or procedures and submit for Licensor's review and approval any material deviation from such manual or procedures in the manner provided herein.

         (c) APPROVAL PROCESS FOR CHANGES IN QUALITY. In the event Licensee wishes to materially reduce the quality of an existing Service or item of Own Brand Merchandise, and such reductions may have a materially adverse impact upon the Licensed Property, or upon Licensor's interests in the Licensed Property, Licensee shall advise Licensor in writing of the description of such Service or item of Own Brand Merchandise and the proposed revised quality standard well in advance of any such proposed change. Licensor's failure to advise Licensee in writing of Licensor's approval of such proposed change within thirty (30) days of receipt of notice from Licensee, shall be deemed a disapproval.

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         (d) LINE REVIEWS. Licensee shall inform Licensor of, and Licensor shall have the right to attend at its expense, Licensee's periodic line reviews of any General Merchandise or Own Brand Merchandise offered or to be offered by Licensee. Further, to ensure compliance with Licensor's standards and instructions relating to the Licensed Property, Licensor, at its expense, directly or through representatives, may inspect and test General Merchandise and Own Brand Merchandise from time to time. Licensee shall reasonably cooperate and aid Licensor in making such inspections and tests.

         (e) DELEGATION. Without limiting or waiving Licensor's rights in any manner, Licensor delegates in part to Licensee the continuing duty to exercise quality control regarding the nature and quality of the Services, Materials, General Merchandise and Own Brand Merchandise and the nature and quality of Licensee's use of the Marks and Names. Licensor may recommend and Licensee shall adopt and comply with any reasonable procedures, tests, surveys or the like to fulfill this delegation. Licensor may request reports, documentation, evidence or other proof of Licensee's performance under this provision and Licensee shall promptly furnish the same to Licensor.

2.6 LICENSE EXCLUSIONS: Licensee agrees and acknowledges that:

         (a) RESERVATION OF RIGHTS. Taken together, Articles 2.1-2.4 grant to Licensee the exclusive right to use the Marks, Names, TSA Content and TSA Buying Power to conduct the "E-Commerce Business," which shall mean the business of creating, developing, operating, maintaining, advertising and promoting the TSA Site (as further described in the ECA). Notwithstanding the foregoing, Licensor reserves to itself, its Affiliate, Subsidiary and Related companies, and their respective agents, distributors, representatives, licensees, franchisees, customers, successors and assigns (now or hereafter existing), all rights to use (and the right to license or otherwise authorize others to use) the Marks, Names, TSA Buying Power and TSA Content for any and all purposes not inconsistent with Licensee's rights as provided in Articles 2.1-2.4 hereof, including without limitation, the right to use and exploit the Marks, Names, TSA Buying Power and TSA Content throughout the universe, including in the
Territory:

         (i) to manufacture, source, market, sell, furnish, advertise and promote goods and services offered at or in connection with the TSA Stores, including from kiosks or other externally networked devices located within TSA Stores;

         (ii) to manufacture, source, market, sell, furnish, advertise and promote goods and services offered by means of mail order catalogs furnished to consumers, vendors, employees and others by mail, or distributed within TSA Stores;

         (iii) to print, source, market, sell, furnish, advertise and promote TSA Gift Certificates directly or indirectly, whether from TSA Stores, by mail order, over the Internet, an intranet or extranet (except from an Internet site owned or operated by Licensor directed at consumers, as opposed to Licensor's employees or other businesses), or otherwise;

         (iv) to create, develop, operate and/or maintain, directly or indirectly through any third party, any Internet site primarily devoted to business-to-business transactions, or primarily devoted to the provision of information and not otherwise directed at the purchase of sporting goods, athletic apparel, athletic footwear or related goods and services;

         (v) to advertise and promote the TSA Stores and Licensor's goods and services, and to display the Marks, on the Internet on sites other than the TSA Site, provided that such advertisements, promotions or displays shall attempt to direct all individual consumers (as opposed to businesses or organizations) wishing to make purchases from Licensor on the Internet to the TSA Site; and

         (vi) to manufacture, source, market, sell, furnish, advertise and promote goods and services offered by means of home shopping audio or video programs or successor technologies (not on the Internet).

         (b) OWN BRAND MERCHANDISE. Nothing contained herein shall prevent or restrict Licensor or any Affiliate, Related or Subsidiary companies or third parties licensed by Licensor from manufacturing, marketing, advertising or selling Own Brand Merchandise, whether from stores, by mail order, over the Internet, an intranet or extranet (except from an Internet site directed at consumers, as opposed to Licensor's employees or other businesses), or otherwise, it being understood that the license granted with respect to Own Brand Merchandise is wholly non-exclusive.

         (c) PROHIBITED USE OF TSA CONTENT. Nothing contained herein shall permit Licensee (or its Affiliate, Subsidiary or Related companies) to use or permit others to use the TSA Content in any manner on or in connection with any site of any TSA Competitor. Licensee shall segregate and take all necessary measures to prevent the TSA Content from being commingled with the content of any TSA Competitor, and to prevent the unauthorized disclosure of such TSA Content as would be deemed "Confidential Information" as defined in Article IV. Further, in possessing and using the TSA Content, Licensee shall be responsible for compliance with all antitrust, competition and similar laws and regulations applicable to the use or misuse of the TSA Content by Licensee, its Affiliate, Subsidiary and Related companies, and any third party (including any TSA Competitors) which may have gained access to the TSA Content through any of them.

         (d) PROHIBITED USE OF HEAD AND TYROLIA MARKS. Nothing contained herein shall authorize or permit Licensee (or its Affiliate, Related or Subsidiary companies) to use the trademarks HEAD or TYROLIA, or to offer for sale on the TSA Site any goods, packaging or labels bearing the marks HEAD or TYROLIA.

         (e) LICENSOR'S OTHER AUTHORIZED USERS. Licensor has entered into license agreements, sponsorship agreements, settlement agreements and other agreements regarding use of the Marks by others, as further described in EXHIBIT C, attached. Licensor intends to renew such agreements where applicable, and to continue entering into similar agreements during the Term which are not otherwise inconsistent with Licensee's rights hereunder.

         (f) NO EMBARRASSMENT. Licensee shall not offer or sell General Merchandise, Own Brand Merchandise or render the Services, or advertise or promote the TSA Site, in any way associated with, or thought to be associated with any illegal, vulgar, obscene, immoral, unsavory or offensive activities, nor cause material embarrassment to be suffered by Licensor by reason of acts or omissions of Licensee which are illegal, immoral or scandalous.

         (g) NO OTHER USES. Licensee shall not use any Marks, Names, TSA Buying Power or TSA Content for any purpose other than the creation, development, operation, maintenance, advertising and promotion of the TSA Site. All Marks, Names, TSA Buying Power and TSA Content shall remain the sole and exclusive property of Licensor, and neither Licensee nor any other person or entity shall acquire any rights in the Marks, Names, TSA Buying Power or TSA Content except those rights specifically granted to Licensee under this Agreement.

         (h) NO EXPORTS TO JAPAN. While the TSA Site may be accessible within Japan (such accessibility shall not, by itself, be considered a breach), except for one time, individual quantity

(NOT bulk or volume) purchases for personal use by the subject Customer for delivery within the Territory but possible export to Japan, Licensee shall not knowingly export or furnish General Merchandise, Own Brand Merchandise or Services from the Territory into Japan or knowingly sell General Merchandise, Own Brand Merchandise to any person or entity which it knows or has reason to believe intends to export Own Brand Merchandise from the Territory into Japan. Licensee acknowledges and agrees that the sale or marketing of General Merchandise, Own Brand Merchandise or Services by it or by persons authorized by it outside of the Territory shall materially damage Licensor and its relationships with other licensees, and that, accordingly, any such sales, if done knowingly, shall be deemed a material breach of this Agreement.

         (i) NO CO-BRANDING. Licensee shall not "co-brand" the TSA Site or use the Marks immediately adjacent to other trademarks on the TSA Site in a manner which, in comparison, places less emphasis or imposes smaller dimensions upon the Marks, without obtaining Licensor's prior approval in the manner described in Article 2.5(b).

         (j) PROHIBITION OF GAMBLING ACTIVITIES. Licensee at no time shall publicize, advertise, distribute, transmit, promote or otherwise make available information about gambling or lotteries in violation of any federal, state, local or foreign law, regulation, order or act of government or governmental instrumentality to which either Licensor or Licensee is subject, nor shall Licensee engage in, aid or abet, any such gambling or lottery activity in violation of any federal, state, local or foreign law, regulation, order or act of government or governmental instrumentality to which either Licensor or Licensee is subject. Furthermore, Licensee shall not at any time permit or authorize any links between the TSA Site and any Other Licensee Site or any Third Party Site that publicizes, advertises, distributes, transmits, promotes or otherwise makes available information about gambling or lotteries in violation of any federal, state, local or foreign law, regulation, order or act of government or governmental instrumentality to which either Licensor or Licensee is subject.

                                   ARTICLE III
                             STANDARD OF PERFORMANCE

3.1 COMMERCIALLY REASONABLE EFFORTS. Licensee shall use commercially reasonable efforts appropriate to an experienced e-commerce retailer, on a continuous basis during the Term:

         (a) to advertise, promote, sell and furnish the TSA Site, Services, General Merchandise and Own Brand Merchandise in the Territory;

         (b) to exercise all reasonable care and skill in the performance of such duties;

         (c) to review and progressively improve its Net Sales in the Territory;

         (d) to exploit the rights granted herein throughout the Territory consistent with the high standards and prestige represented by the Marks; and

         (e) to observe, protect and enhance the distinctive THE SPORTS AUTHORITY image as communicated by Licensor.

3.2 HIGH STANDARDS; TSA MISSION STATEMENT. Licensee acknowledges that Licensor maintains high standards for Own Brand Merchandise and services sold by and through the TSA Stores. Further, Licensee acknowledges that Licensor maintains high standards for its Own Brand Merchandise and Licensor's services, as expressed in Licensor's Mission Statement, attached hereto as EXHIBIT D and as may be amended from time to time by Licensor (the "TSA Mission Statement"). Licensee agrees to maintain the quality of the Own Brand Merchandise, Services and Materials sold or distributed by it pursuant to this Agreement, and the nature and quality of Licensee's use of the Licensed Property, in conformity with the TSA Mission Statement and as expressed in standards communicated by Licensor to Licensee from time to time. Further, Licensee warrants that all Own Brand Merchandise, Services and Materials shall continue to meet or exceed such standards. Further, Licensee shall use its best efforts to ensure that: (a) all Own Brand Merchandise, Services and Materials comply with the requirements of Articles II and III and all applicable laws, rules and regulations; and (b) neither the Own Brand Merchandise nor the manufacturing thereof shall violate or infringe any right of any third party or the human rights of any person employed to manufacture the same.

                                   ARTICLE IV
                       CONFIDENTIALITY AND NON-DISCLOSURE

4.1 CONFIDENTIAL INFORMATION. For purposes of this Agreement, Confidential Information means: (i) business or technical information of either Party, including but not limited to any information relating to either Party's product plans, designs, product costs, other costs, product prices, product names, allowances, rebates, finances, advertising plans, strategies or buys, marketing plans or strategies, business opportunities, personnel, research, development or know-how; (ii) any written information designated by either Party as confidential or proprietary or, if orally disclosed, reduced to writing by the disclosing Party within thirty (30) days of such disclosure; (iii) all materials furnished by one Party in connection with any audit conducted hereunder; and (iv) the terms and conditions of this Agreement.

4.2 EXCLUSIONS. Confidential Information shall not include: (i) information that is or becomes generally known or available by publication, commercial use or otherwise through no fault or breach of this Agreement by the receiving Party;
(ii) information that is rightfully in the receiving Party's possession prior to first receiving it from the disclosing Party; (iii) information that is lawfully received by the receiving party from a third party, without restriction on disclosure and without breach of a nondisclosure obligation; or (iv) information that the receiving Party can prove with written evidence is independently developed by the receiving Party, without use of or access to Confidential Information of the disclosing Party.

4.3 OBLIGATIONS. Each Party shall not use the other Party's Confidential Information, except as expressly permitted under this Agreement and shall not disclose such Confidential Information to any third party, except to its employees and consultants with a need to know for such party's performance of this Agreement (and only subject to binding use and disclosure restrictions at least as protective as those set forth herein executed in writing by such employees or consultants). However, each Party may disclose Confidential Information of the other Party: (i) pursuant to an order or requirement, to which it is subject, of a court, administrative agency or other governmental body, provided that such Party gives reasonable notice to the other Party to contest such order or requirement; (ii) on a confidential basis to legal and financial advisors; provided, however, that prior to such disclosure, the Party disclosing the Confidential Information shall use its best efforts to secure an agreement from the third party receiving the Confidential Information to keep such information confidential; and (iii) as required by any law, rule, or regulation, to which it is subject.

4.4 The Parties' respective confidentiality obligations as set forth in this
Article IV shall continue in full force and effect notwithstanding expiration or termination of this Agreement for any reason.

                                    ARTICLE V
                               GENERAL PROVISIONS

5.1 PAYMENTS. Beginning with the Effective Date, during the initial Term, and if applicable, after termination of the Agreement to the extent any amounts are accrued and unpaid, Licensee shall pay the Royalties to Licensor in the manner and at the times specified below.

5.2 REPORTS; ROYALTIES.

         (a) Within forty-five (45) days after the end of each quarter of Licensee's Fiscal Year, Licensee shall:

         (i) Deliver to Licensor a report, certified by one of its corporate officers, giving the following particulars concerning Net Sales during the preceding quarter of Licensee's Fiscal Year, together with documentary proof of payment of any applicable tax withheld and/or paid by Licensee (including, without limitation, true copies of receipts or certificates evidencing payment of such taxes):

                  (A) Net Sales of the TSA Site derived from sale of General Merchandise, Own Brand Merchandise and Services to Customers;

                  (B) Net Sales of the TSA Site derived from advertising furnished by Licensee to any Advertising and Marketing Partners of Licensee;

                  (C) Net Sales of the TSA Site derived from all other sources;

                  (D) Amount of Royalties due to Licensor with respect to the TSA Site attributable to items (A), (B) and (C) above, and in the aggregate; and

                  (E) Amount of tax of any kind properly withheld and/or paid to tax authorities by Licensee.

         (ii) Pay to Licensor the Royalties due for the quarter covered by such report, in U.S. Dollars, in immediately available funds, by bank draft or other means as reasonably directed by Licensor. Receipt or acceptance of any report or payment shall not preclude Licensor from questioning the correctness thereof at any time. In the event that any inconsistency or mistake is discovered by either Licensor or Licensee in such reports or payments, it shall be immediately rectified and, within fifteen (15) Business Days, the appropriate report and payment shall be made.

         (b) Time is of the essence with respect to Licensee's duty to make all payments when due and Licensee's obligations to make such payments are absolute, unconditional and not subject to any right of reduction or set-off, except for withholding taxes imposed on the

Royalties which Licensee is required by law to withhold. Licensee shall withhold and pay in a timely manner such taxes to the proper tax authority at the rate required by statute but reduced to the fullest extent as permitted by tax treaty, and Licensee shall provide Licensor with official receipts of all withholding tax payments sufficient to enable Licensor to claim appropriate federal income tax credits. Without limiting the foregoing, Licensee shall pay to Licensor interest at the rate of the lesser of (i) one and one half percent (1.5%) per month, compounded monthly, or (ii) the maximum rate allowed by applicable law, on so much of the Royalty as remains outstanding from time to time beyond the period for payment set forth above. Written notice by Licensor to Licensee as to any amount of the outstanding Royalty (including interest) shall be PRIMA FACIE evidence that said amount is unpaid as of the date of such notice.

         (c) Licensee shall respond in writing to any written inquiry from Licensor with respect to any report or payment within fifteen (15) Business Days of receipt thereof.

         (d) If, in the course of an audit or inspection by Licensor or its representative(s), any discrepancy shall appear with respect to any amount due and payable by Licensee and the amount paid, the amount owed (including interest computed as set forth in Article 5.2(b) above) shall be paid within fifteen (15) Business Days after Licensee's receipt of notice of any such discrepancy.

         (e) Within ninety (90) days after the end of each Fiscal Year of Licensee, Licensee shall furnish Licensor a certificate from an independent certified public accountant as to the accuracy of Licensee's Royalty payments and reports for each such Fiscal Year.

5.3 BOOKS AND AUDITS.

         (a) Licensee shall keep full, true and accurate books of account in conformance with generally accepted accounting principles ("GAAP") in effect in the U.S. and containing all particulars which may be necessary for the purpose of reviewing Net Sales and computing the Royalties due and payable to Licensor. Said books of account shall be kept at Licensee's principal place of business and maintained by Licensee for a period of at least two (2) years following the end of each subject year during the Term and shall be available for inspection by Licensor, upon reasonable notice and during normal business hours.

         (b) Licensee shall maintain accurate records of all sales from the TSA Site, of its annual advertising and promotional expenditures, and of contracts and orders placed by Customers, and shall make such records available to Licensor upon request for use in enforcing, registering or protecting the Licensed Property throughout the world.

         (c) During the Term and for a period of three (3) years after expiration or termination of this Agreement, Licensor or an independent certified public accountant retained by Licensor, may audit all statements of account, records and reports provided for in this Agreement, at least once per Fiscal Year of Licensee, but no more than once unless an audit discloses a material discrepancy. In such cases, Licensor may audit every six (6) months until the results of the audit show that a material discrepancy no longer exists. Licensee shall make available to Licensor or said certified public accountant for the purposes of this paragraph any and all records reasonably necessary to the verification of such reports. Any error(s) discovered by such audit shall be corrected by Licensee within fifteen (15) Business Days after having been notified of such error. The expenses of any and all such audits and inspections shall be borne by Licensor. However, if the error(s) discovered represent an underpayment by Licensee of more than [*] Dollars ($[*]) due in the Fiscal Year in question, Licensee shall promptly reimburse Licensor for the reasonable costs of such audit.

5.4 REPRESENTATIONS, WARRANTIES AND DUTIES OF LICENSEE. Licensee represents and warrants to Licensor and agrees that:

         (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and it has the corporate power and is authorized under its Articles of Incorporation and its Bylaws to carry on its business as now conducted and as contemplated under this Agreement;

         (b) Licensee has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder;

         (c) Licensee has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals as required in all jurisdictions within the Territory to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement;

         (d) Licensee is in compliance, and shall remain in compliance with all requirements of any U.S. and Canadian, or to the best of its knowledge, any other law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a governmental authority, in each case applicable to or binding upon it or any of its property or to which the Services or any of its business related to the TSA Site is subject, except where failure to be in compliance could not reasonably be expected to have a material adverse change in, or a material adverse affect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Licensee;

         (e) There are no (A) nongovernmental third parties or (B) governmental or regulatory entities in the U.S. or Canada who are entitled to any notice of the transactions contemplated hereunder or whose consent is required to be obtained by Licensee for the consummation of the transactions contemplated hereunder;

         (f) Licensee does not currently, and shall not during the term of this Agreement, represent or promote any services or products that intentionally divert business away from the TSA Site. Licensee shall continuously conduct its business in a manner that reflects favorably on the Licensed Property;

         (g) Licensee shall fully comply at its sole cost and expense with any and all quality standards set forth herein and that Licensor may set forth from time to time with respect to the Licensed Property and the Own Brand Merchandise and Materials and Services bearing or embodying the Licensed Property;

         (h) As between Licensor and Licensee, for purposes of this Agreement, Licensee shall be completely responsible for the payment of all sums of money which may be due at any time to its own employees, contractors, vendors, agents and representatives, and for all other claims made by such parties against Licensor. Licensor shall not for any reason be liable under this Agreement in any way for Licensee's termination of employment or other relationships with such parties or other legal entities, nor for any goods or services furnished to Licensee by Licensor or any third party or by Licensee to Licensor or any third party;

         (i) As between Licensor and Licensee, for purposes of this Agreement, Licensee shall be completely responsible for the computation, notification, withholding, payment, filing and reporting of all applicable taxes of any kind whatsoever which may be due at any time in connection with Licensee's activities, assets or operations as permitted hereunder, including, without limitation, all sales and use taxes, all value added taxes, and all withholding taxes.

         (j) Except with respect to trademark and service mark applications and registrations, domain name registrations, recording of this Agreement and related registered user agreements, all of which are reserved exclusively to Licensor, Licensee shall, at its own expense, secure any and all approvals, licenses, registrations and/or permits required under the laws or regulations of any governmental or similar entity having jurisdiction over Licensee or the TSA Site, or over the shipment, export, import, sale or other distribution of goods (including General Merchandise and Own Brand Merchandise) or provision of Services within the Territory as these relate to operation of the TSA Site, including, without limitation, compliance with all export and import control regulations and applicable consumer product, content labeling, country of origin, and health and safety laws and the like;

         (k) Licensee shall, during the Term and for one (1) year following expiration or termination of this Agreement, ensure the adequate provision of after sales service and spare parts to Customers in the Territory, subject to reasonable cooperation of Licensor to assist Licensee in obtaining access to spare parts;

         (l) As between Licensor and Licensee, in the Territory and in Japan, all right, title, interest and ownership in and to the Licensed Property, and present and future registrations thereof, as trademarks, service marks, trade names, trade dress, copyrights or works or copyright (including derivative works), industrial models, designs, and the like, are and shall remain in Licensor and Licensee agrees to render all reasonable assistance in maintenance of these rights. Further, Licensee agrees and acknowledges that all goodwill associated with or created by use of the Licensed Property by Licensee has inured and shall continue forever to inure to the benefit of Licensor. Upon termination of this Agreement all rights in and to the Licensed Property, including all right to the use thereof, and all goodwill associated with use of the Licensed Property, shall thereupon revert back to Licensor and Licensor shall thereafter enjoy those rights as if this Agreement had never been executed. If, by operation of law or otherwise, any goodwill associated with Licensee's use of the Licensed Property shall be deemed to accrue or have accrued to Licensee, Licensee agrees to immediately and irrevocably assign without condition such goodwill to Licensor. Licensor shall not be required to compensate Licensee for reversion or assignment of the goodwill;

         (m) Except with respect to authorized advertising and marketing programs conducted by Licensee with the Advertising and Marketing Partners of Licensee and any non-Internet advertising and marketing programs otherwise permitted under this Agreement, Licensee shall not sell, distribute or otherwise make available or permit any use of the Licensed Property on or in connection with Own Brand Merchandise, Materials or Services, outside of the TSA Site, whether inside or outside the Territory, and Licensee shall cooperate with Licensor in preventing all such sales and distribution by others. Before permitting any vendor or supplier to sell off or otherwise dispose of surplus, defective or returned Own Brand Merchandise to parties other than Licensee, Licensee shall require the vendor or supplier to remove all of the Licensed Property from such Own Brand Merchandise; and

         (n) Licensee shall not attack or impair or put at issue Licensor's rights in the Licensed Property, or any of Licensor's applications or registrations therefor, nor assist anyone else in doing so. Except as licensed hereunder, Licensee shall not use or apply to register the Licensed Property or any identical or deceptively or confusingly similar service marks, trademarks, corporate names, trade names, domain names, trade dress, copyrights, industrial models or designs, or any derivations thereof, during the Term and forever hereafter. Further, Licensee shall not use the Licensed Property in any manner likely to jeopardize the exclusiveness or distinctiveness of the Licensed Property or Licensor's proprietorship thereof, and Licensee shall not register or attempt to register its rights in the Licensed Property as granted hereunder. Without limiting the foregoing, during and after the expiration or termination of this Agreement, Licensee, upon Licensor's written request, shall execute all such documents as may be necessary to further confirm or perfect Licensor's rights in the Licensed Property. If Licensee shall fail to execute any such documents within thirty (30) days after Licensor's request, Licensee hereby confirms that Licensor shall automatically be considered Licensee's attorney-in-fact for the purpose of executing such documents.

5.5 REPRESENTATIONS, WARRANTIES AND DUTIES OF LICENSOR. TSA and TSAMI each represents, warrants and agrees that:

          (a) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and it has the corporate power and is authorized under its Certificate of Incorporation and its Bylaws to carry on its business as now conducted;

         (b) it has performed all corporate actions and received all corporate authorizations necessary to execute and deliver this Agreement and to perform its obligations hereunder;

          (c) it has and shall maintain the power and authority and all material governmental licenses, authorizations, consents and approvals to be obtained within the U.S to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Agreement;

         (d) there are no (A) nongovernmental third parties and (B) governmental or regulatory entities in the U.S. who are entitled to any notice of the transaction, licenses and services contemplated hereunder or whose consent is required to be obtained by Licensor for the consummation of the transaction contemplated hereunder;

         (e) to the best of its knowledge as of the Effective Date it and its licensors are the sole and rightful owners of all right, title and interest in and to the Marks and Names and it has the unrestricted right to market, license and exploit the Marks and Names;

         (f) as of the Effective Date, either TSA or TSAMI has obtained or applied for trademark and service mark registrations for certain of the Marks throughout much of the Territory, as further described in EXHIBIT B;

         (g) it shall not engage directly or indirectly in the "E-Commerce Business" except as otherwise provided in Article 2.6 of this Agreement and as otherwise provided in Article 13.1 of the E-COMMERCE AGREEMENT;

         (h) Other than as disclosed in EXHIBIT C, attached, as of the Effective Date, there are no material outstanding assignments, grants, licenses, encumbrances, obligations or agreements of Licensor inconsistent with this Agreement; and

         (i) OTHER THAN THOSE SET FORTH ABOVE, LICENSOR MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO ANY TSA CONTENT, TSA BUYING POWER, NAMES, MARKS, GOODS, SERVICES, OR OTHER SUBJECT MATTER OF THIS AGREEMENT ALL OF WHICH ARE PROVIDED "AS IS," AND LICENSOR HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

5.6 PROTECTION OF RIGHTS.

         (a) In the ordinary course of business, Licensee or its counsel may review periodically the use and/or registration by others of any trademark, service mark, trade name, domain name, trade dress, industrial model or design or copyright in the Territory which is a copy of, identical or confusingly or deceptively similar to the Licensed Property or any aspect thereof. Licensee agrees to inform Licensor promptly of any possible infringement, or of any passing off or unfair competition affecting said Licensed Property which comes to the attention of Licensee. Further, Licensee agrees to fully cooperate and assist Licensor in the protection and defense of any of Licensor's rights in the Licensed Property, in the filing and prosecution (at Licensor's expense) of any trademark, trade dress, service mark, trade name, copyright, domain name, industrial model or design application, registration, renewal and the like, in the recording of this Agreement or any other relevant agreements, including, without limitation, registered user agreements, and in the doing of any other act with respect to the Licensed Property, including the prevention of the use thereof by any unauthorized person, that in the sole discretion and judgment of Licensor may be necessary or desirable.

         (b) Licensor deems the Licensed Property to be extremely valuable. Licensor shall have the sole right to determine whether or not any action shall be taken on account of any infringement, passing off or unfair competition activities or other enforcement of Licensor's rights in the Licensed Property. If Licensor so desires it may prosecute any actions, claims, lawsuits or proceedings in its own name or join Licensee as a party thereto, all at Licensor's expense. Licensor shall be entitled to recover any and all sums of money awarded and materials delivered up as a result of such actions, claims, lawsuits or proceedings.

         (c) Licensee shall not institute any lawsuit or take any action on account of any actual or alleged infringement, passing off or unfair competition relating to the Licensed Property, and Licensee shall not have any right or claim against Licensor for Licensor's failure to enforce its rights in the Licensed Property or failure to prosecute any actual or alleged infringement, passing off or unfair competition by others in relation to the Licensed Property. Notwithstanding the foregoing, IF, after Licensor is advised and has a reasonable opportunity to investigate and attempt to resolve an instance of actual or alleged infringement, passing off or unfair competition, yet Licensor determines not to institute any lawsuit or take any further action or because, in Licensor's reasonable opinion, the same are unwarranted or of no avail, Licensee may institute a lawsuit or take any action, solely in its own name, to remedy the actual or alleged infringement, passing off or unfair competition. As a prerequisite to instituting such a lawsuit and taking any such actions, Licensee shall deliver to Licensor a duly executed guarantee from Global Sports, Inc. ("GSI") providing that GSI agrees to and shall pay any and all costs, expenses and damages, including attorneys' fees, expert fees and all court costs incurred by Licensee and by Licensor (including Licensor's internal costs) in the matter. Licensee agrees to keep Licensor fully informed regarding all such lawsuits and actions, and to obtain Licensor's prior written approval of any proposed settlement which affects the Licensed Property or Licensor's interest in the Licensed Property. Licensee shall apply any costs, fees, damages or other sums recovered in any such action or lawsuit to reimburse the amounts Licensee or GSI has expended in the action or lawsuit. Once Licensee or GSI has been fully reimbursed, the balance shall be delivered as determined by the court.

5.7 INDEMNIFICATION.

         (a) LICENSEE'S INDEMNIFICATION. Except as provided in Article 5.7(b) below, Licensee agrees to defend, indemnify and hold harmless Licensor and its Affiliate, Subsidiary and Related companies and each of their respective directors, officers, employees, representatives and agents, at Licensee's expense, from and against any and all actions, claims, proceedings or lawsuits to the extent arising from or related in any way to Licensee's acts or omissions. This indemnification shall include, without limitation, claims of premises or product liability, claims of patent, copyright, trade name, trademark, trade dress, service mark, right of personality or persona, or industrial model or design infringement, negligence, defamation, misrepresentation, false advertising, unfair competition, trade secret misappropriation and failure to file, pay or report any applicable tax. Licensor agrees to give Licensee timely notice of such actions, claims, proceedings or lawsuits and Licensee has the right and obligation, at its sole expense, to defend the same and shall be solely responsible for satisfying any monetary judgments awarded or any settlements entered into as a result of such actions, claims, proceedings or lawsuits. Licensor may at its sole election participate in any such defense at its own expense. In any event, Licensee agrees to keep Licensor fully informed regarding all actions, claims, proceedings or lawsuits which affect or involve Licensor under this paragraph.

         (b) LICENSOR'S INDEMNIFICATION. Licensor agrees to defend, indemnify and hold harmless Licensee and its Affiliate, Subsidiary and Related companies and each of their respective directors, officers, employees, representatives and agents, at Licensor's expense, from and against any and all actions, claims, proceedings or lawsuits to the extent arising from or related in any way to, claims that Licensee's use of the Marks and/or Names hereunder infringes the trademark, service mark, trade dress or trade name rights of third parties in the U.S., its territories and possessions, Puerto Rico, or Canada, provided, HOWEVER, that Licensor shall not bear any duty, obligation or liability pursuant to this
Article 5.7(b) to the extent that and with respect to any use by Licensee of any of the Marks and/or Names is in a manner not authorized by this Agreement. Licensee agrees to give Licensor timely notice of such actions, claims, proceedings or lawsuits and Licensor has the right and obligation, at its sole expense, to defend the same and shall be solely responsible for satisfying any monetary judgments awarded or any settlements entered into as a result of such actions, claims, proceedings or lawsuits. Licensee may at its election participate in any such defense at its own expense, provided, however, that Licensee shall comply with any reasonable request of Licensor to cooperate in the defense of any such actions, claims, proceedings or lawsuits. In any event, Licensor agrees to keep Licensee fully informed of any material information regarding all actions, claims, proceedings or lawsuits which affect or involve Licensee under this paragraph.

5.8 TERM AND TERMINATION.

         (a) INITIAL TERM. This Agreement shall begin on the Effective Date and continue in full force and effect for approximately fifteen (15) years through and including December 31, 2014. This Agreement shall terminate of the first to occur of 90 days prior notice given by one Party to the other Party on or after December 31, 2014, or termination pursuant to any of Articles 5.8(b)-(f) below.

         (b) Without prejudice to any other rights either Party may have, a Party may terminate this Agreement for cause premised upon any one or more of the reasons set forth in (i) through (iv) below by giving notice to the other Party in accordance with (c), (d) or (e) below, as the case may be:

         (i) if Licensee shall fail to make any payments when due or to deliver any reports as required hereunder or if Licensee or Licensor otherwise materially breaches in any manner the terms of this Agreement;

         (ii) if Licensee shall be generally unable to pay its obligations as they become due, or if either Party shall make any assignment for the benefit of creditors, or shall file, or have filed against it, any petition for protection or relief from creditors or any petition in bankruptcy, or be adjudicated bankrupt or insolvent, or if any receiver is appointed for its business or property or a substantial portion thereof, or if any trustee in bankruptcy or insolvency shall be appointed for a Party, or if a Party shall be in default upon any material debt obligation and such default shall be continuing beyond any applicable cure period;

         (iii) if Licensee shall fail in any material respect to follow Licensor's instructions regarding quality control and protection of the Licensed Property as required under this Agreement; or

         (iv) if Licensee has ceased to carry on and diligently pursue its day to day business activities of operating and promoting the TSA Site utilizing the Licensed Property.

         (c) In the event of breach by a Party of any provision of this Agreement as provided in (b)(i), (b)(iii) or (b)(iv) above, the non-breaching Party shall give the breaching Party notice in writing to cure the breach within sixty (60) days (the "Notice Period") or such longer period as may be agreed upon by the Parties, and if the breach is not cured within such period, the non-breaching Party shall be entitled to exercise any remedies it may have hereunder, including, without limitation, its right to terminate this Agreement effective upon expiration of the Notice Period, provided that if such breach is capable of being cured but incapable, by reason of its nature, of being cured within the Notice Period, the non-breaching Party may, in its discretion, delay taking action so long as the breaching Party shall have begun in good faith to cure such breach within the Notice Period and thereafter proceeds diligently to complete the cure of the breach and such breach is cured within a reasonable period thereafter.

         (d) In the event of the occurrence of any event described in (b)(ii) above, the complaining Party may terminate this Agreement effective upon expiration of the Notice Period; provided, however, that the non- complaining Party may avoid such termination if any adverse filing described in (b)(ii) is stayed, dismissed or reversed within the Notice Period and Licensee provides satisfactory evidence of same to Licensor within such period.

         (e) This Agreement shall automatically terminate on the date that Licensor ceases to have a direct or indirect ownership interest in Licensee or on the date that any of the EVA, ESA or ECA agreements is terminated, whichever is earlier.

         (f) This Agreement may be terminated at any time by mutual written agreement of the Parties.

         (g) Expiration or termination of this Agreement for any reason shall not affect obligations which (i) have accrued as of the date of expiration or termination, (ii) arise out of occurrences prior to the termination date, (iii) become effective upon termination or (iv) by their terms continue after termination.

         (h) Upon termination of this Agreement, the Parties shall mutually cooperate to effect an orderly termination of their relationship as Licensor and Licensee, and Licensee shall within thirty (30) days:

         (i) Return to Licensor all TSA Content and Materials, and cease using the Licensed Property in any manner and for any purpose and take all steps necessary to delete any and all references to any Licensed Property from its business licenses, permits, business forms, packaging, labels, advertisements, promotions and other Materials;

         (ii) As directed by Licensor, return to Licensor, destroy or obliterate all Own Brand Merchandise (including packaging and labels) and Materials bearing the Licensed Property and furnish sworn affidavits attesting thereto as requested by Licensor;

         (iii) Cease holding itself out as a licensee of Licensor or as an entity otherwise authorized or permitted to use the Licensed Property; and

         (iv) Cooperate with Licensor in obtaining the cancellation of any registration of this Agreement and amendment or cancellation of any registered user agreements and corporate, domain name or business name registrations. Licensee, upon Licensor's written request, shall execute all such documents as may be necessary to fulfill this provision. If Licensee shall fail to execute any such documents within thirty (30) days after Licensor's request, Licensee hereby confirms that Licensor shall automatically be considered Licensee's attorney-in-fact for the purpose of executing such documents.

         (i) Notwithstanding the foregoing, upon termination or expiration of this Agreement for any reason other than pursuant to Article 5.8(b)(i) or
(b)(iii), Licensee shall have, for a period of 180 days thereafter, the right to sell off, on a nonexclusive basis, all of the unsold Own Brand Merchandise in Licensee's inventory which was on hand prior to such termination or expiration; PROVIDED, HOWEVER, that Licensee shall, prior to disposing of such unsold Own Brand

Merchandise, furnish to Licensor an itemized and sworn statement setting forth accurate descriptions and unit volumes of all such unsold Own Brand Merchandise. Further, Licensee shall be entitled to phase out use of the Licensed Property over the same 180 day period. Royalties shall accrue at the then current rate and be paid by Licensee according to the quarterly schedule set forth in Article
5.2 and within thirty (30) days of the end of such 180 day period. All dispositions of inventory and use of Licensed Property pursuant to this paragraph shall strictly comply with all provisions of this Agreement. On the 181st day, Licensee:

         (i) shall immediately transfer to Licensor, or destroy, at Licensor's option, all remaining inventory of Own Brand Merchandise;

         (ii)     shall immediately transfer to Licensor all TSA Content; and

         (iii) shall have completely and permanently ceased using the Licensed Property.

         (j) Should Licensee fail to cease using any Licensed Property upon termination of this Agreement, or in any other manner fail to comply with Articles 5.8(h) and (i) above, Licensee agrees and hereby specifically consents to each and all of the following remedies and provisions, which shall be cumulative and not mutually exclusive:

         (i) Licensor may obtain a decree of any court of competent jurisdiction ordering Licensee to immediately cease the use of the Licensed Property and to otherwise comply with Articles 5.8(h) and (i) above, to amend or cancel any registration of this Agreement and any registered user agreements and to amend or cancel any corporate or business name registrations and to change its business name accordingly. Licensee's consent to this remedy is based upon express recognition by Licensee that Licensor would otherwise suffer irreparable harm and that monetary damages would therefore be an inadequate remedy for Licensor;

         (ii) Licensor shall have the right to collect actual direct damages suffered by Licensor by reason of Licensee's failure to comply with Articles 5.8(h) and (i) above;

         (iii) Licensor may file an action asking the appropriate governmental agency to impound any infringing Own Brand Merchandise and Materials and to close or put on hold the TSA Site;

         (iv) Licensor shall be entitled to any other relief which may be deemed proper, whether at law or equity;

         (v) No assignee for the benefit of creditors, custodian, receiver, trustee in bankruptcy, sheriff or any other officer of the court or official charged with marshalling or taking over custody of Licensee's assets or business shall have any right to continue this Agreement or to exploit in any way or use the Licensed Property; and

         (vi) Licensee's performance under this Agreement is personal in nature and Licensor is excused from accepting the performance of an entity other than Licensee. The Parties agree that this Agreement is a nonassignable contract of Licensee under section 365(c) of the Bankruptcy Code of the U.S.A., or any amendment or successor thereto (the "Bankruptcy Code"). Further, in the event that Licensee is a debtor under the Bankruptcy Code, or any equivalent in any foreign jurisdiction, and this Agreement has not been terminated, the Parties agree that the adequate protection of Licensor's interest in this Agreement and in the Licensed Property requires that Licensee fully comply with all of the terms and conditions of this Agreement, including, without limitation, timely making all Royalty payments when due and maintaining the quality of Own Brand Merchandise and Services sold by Licensee pursuant to this Agreement, and the nature and quality of Licensee's use of the Licensed Property as required hereunder.

5.9 CHOICE OF LAW AND FORUM. This Agreement shall be governed and construed under federal laws of the U.S.A. and laws of the State of Michigan and for any controversy, the Parties expressly submit to the exclusive jurisdiction of the state and federal courts of the State of Michigan, U.S.A., and hereby waive any claim of inconvenient forum. Without limiting the foregoing, Licensee also submits to the jurisdiction of any court in Licensee's home state with authority to hear and decide proceedings in relation to Licensor's specific or provisional enforcement of this Agreement.

5.10 WAIVER OF JURY TRIAL. Each Party hereby knowingly, voluntarily, intentionally and irrevocably waives such right as any Party may have to a jury trial in every jurisdiction in any action, proceeding or counterclaim brought by either of the Parties hereto and/or their respective Affiliate, Subsidiary and Related companies in respect of any matter arising out of or in connection with this Agreement (including, without limitation, any action to cancel or rescind this Agreement, and any claims or defenses asserting that this Agreement was fraudulently induced or otherwise void or voidable).

5.11 NOTICES.

         (a) Any notice or request with respect to this Agreement shall be made personally, by registered mail, by airborne express courier, or by confirmed facsimile, and shall be directed by each Party to the other at its respective address as follows:

         If to Licensee, to:

         TheSportsAuthority.com, Inc.
         555 South Henderson Road
         King of Prussia, Pennsylvania 19406
         Tel: (610) 768-0900
         Fax: (610) 768-0981
         Attention: President

         WITH A COPY TO:

         Global Sports Interactive, Inc.
         555 South Henderson Road
         King of Prussia, Pennsylvania 19406
         Tel: (610) 768-0900
         Fax: (610) 768-0981
         Attention: President

         and if to Licensor, to:

         The Sports Authority Michigan, Inc.
         306 S. Washington, Suite 224
         Royal Oak, Michigan 48067
         Tel:   (248) 414-9990
         Fax:  (248) 414-9993
         Attention: Senior Vice President and General Counsel

         AND

         The Sports Authority, Inc.
         3383 North State Road 7
         Ft. Lauderdale, Florida 33319
         Tel:  (954) 735-1701
         Fax: (954) 730-4288
         Attention: Chief Executive Officer and General Counsel

         (b) Any notice or request shall be deemed to be given when actually received. Either Party, by written notice to the other Party, may change the address to which notices or requests shall be directed.

5.12 NO IMPLIED WARRANTIES; LIMITATION ON LIABILITY. Neither party shall be liable to the other Party for incidental, consequential, punitive or exemplary damages arising in connection with this Agreement or the performance, omission of performance or termination hereof, even if the said Party has been advised of the possibility of such damages and without regard to the nature of the claim or the underlying theory or cause of action (whether in contract, tort or otherwise). Neither Party makes any representation or warranty to the other except as specifically set forth herein.

5.13 FURTHER DOCUMENTS. Each Party shall, upon request, make, execute and deliver such documents as shall be reasonably necessary to take such action as may be reasonably requested to fully implement and carry out the purposes of this Agreement. This Agreement may be executed in counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

5.14 BINDING EFFECT. All covenants, agreements, representations, warranties and indemnifications in this Agreement by and on behalf of either of the Parties shall bind and inure to the benefit of the successors and permitted assigns of Licensor and Licensee (if any). Upon termination of this Agreement, all obligations and covenants of Licensee under this Agreement shall survive and be enforceable.

5.15 NO PARTNERSHIP, NO JOINT VENTURE. This Agreement shall not be construed as creating a joint venture, partnership or agency between Licensor and Licensee.

5.16 SUBLICENSING; PROHIBITION ON ASSIGNMENT BY LICENSEE. The licenses granted herein are personal to Licensee and neither this Agreement nor any rights or duties hereunder may be sublicensed, assigned, mortgaged or pledged by Licensee without the prior written consent of an authorized officer of Licensor, which consent may be withheld at Licensor's sole discretion. For purposes of this
Article 5.16, an assignment shall include any attempt to sublicense, assign, mortgage or pledge by Licensee without the prior written consent of an authorized officer of Licensor, and shall be null and void AB INITIO. Notwithstanding the foregoing, Licensor may freely assign this Agreement and/or its rights and duties hereunder to any Affiliate, Related or

Subsidiary company, provided Licensor gives timely notice of the same to Licensee. Licensee's change in status from a privately held to a publicly held company after an initial public offering shall not, in and of itself, be considered a prohibited assignment, mortgage or pledge.

5.17 WAIVER. Silence, acquiescence or inaction shall not be deemed a waiver of any right. A waiver shall only be effective if it is in writing and signed by the Party to be charged. Any such waiver shall not be construed as a continuing waiver or as a waiver of any other breach of a same or similar nature.

5.18 SEVERABILITY. In the event that any part or portion of this Agreement shall be deemed to be invalid or illegal, then such invalid or illegal portion shall, so far as possible, not affect the validity or legality of the remainder of this Agreement. Further, the Parties agree that they shall attempt to arrive at a modification of any illegal or invalid part so as to render the same legal and valid and within the keeping of the original tenor and spirit of the Agreement.

5.19 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to use and licensing of the Licensed Property, and supersedes all prior negotiations, understandings and agreements, if any, between the Parties, whether oral or written. This Agreement replaces in its entirety the License Agreement, and the latter is hereby terminated. Except as otherwise provided with respect to EXHIBITS A-D, this Agreement may only be amended or modified by written instrument signed by authorized officers of both Parties. Because both Parties are sophisticated and knowledgeable business enterprises with ready access to legal counsel, the principle of construing an ambiguous provision or provisions against the drafter shall be disregarded when construing this Agreement.

5.20 TITLES AND HEADINGS. Titles and headings herein are for convenience only and are not part of this Agreement.

5.21 TAX ON AGREEMENT. Any stamp duty or other tax or duty imposed on this Agreement or on any related registered user agreement shall be the sole responsibility of and shall be paid by Licensee.

5.22 CONFIDENTIAL AGREEMENT. The terms of this Agreement are confidential and shall not be disclosed except for the purpose of enforcement or registration or recording or as may be required by law.

5.23 COUNTERPARTS; FACSIMILES. The Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each Party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages and EXHIBITS hereto, shall be deemed an original. Notwithstanding the foregoing, the Parties shall each deliver original, execution copies of this Agreement to one another as soon as practicable following execution thereof.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

THE SPORTS AUTHORITY, INC.                  THESPORTSAUTHORITY.COM, INC

By: /S/  MARTIN E. HANAKA                   By: /S/  MICHAEL RUBIN
   ----------------------------                ---------------------------

Title:                                      Title:
      -------------------------                   ------------------------


THE SPORTS AUTHORITY MICHIGAN, INC.

By: /S/  MICHAEL LISI
   ----------------------------

Title: SVP, GENERAL COUNSEL & SECRETARY
      ---------------------------------


Acknowledged and Agreed to by:              Acknowledged and Agreed to
                                            with respect to Article 5.6(c) by:

GLOBAL SPORTS INTERACTIVE, INC.             GLOBAL SPORTS, INC.

By: /S/  MICHAEL RUBIN                      By: /S/  MICHAEL RUBIN
   ----------------------------                ---------------------------

Title:                                      Title:
      -------------------------                   ------------------------

                                    EXHIBIT A

                       LICENSE GUIDELINES AND RESTRICTIONS

A.       GENERAL

The following guidelines and restrictions apply to Licensee and each company or other entity which may be authorized under the LICENSE AGREEMENT dated May 7, 1999 between TSA Interactive, Inc. ("Licensee") on the one hand, and The Sports Authority, Inc. and The Sports Authority Michigan, Inc. (collectively, "Licensor") to use certain of the "Marks" and "Names" as described in the LICENSE AGREEMENT. All use of the Marks and Names by Licensee shall inure to the benefit of and be on behalf of Licensor, and Licensee's utilization of the Marks and Names shall not create any right, title or interest in or to such Marks or Names in Licensee.

A consistent corporate image or identity is one of Licensor's strongest assets. It provides immediate recognition and creates goodwill for Licensor, the "TSA Stores" (as defined in the LICENSE AGREEMENT) and Licensor's goods and services. The purpose of this guide is to ensure a clear and consistent presentation to Licensor's and Licensee's customers. In addition, this document covers elements of the corporate visual vocabulary: color, typography, and staging, and gives Licensee guidelines for positioning visual elements. This document also offers some examples of unacceptable usage and defines certain restrictions, so Licensee will know what to avoid. All proposed usage by Licensee of the Marks with Own Brand Merchandise must be approved in writing in advance by Licensor as set forth in the LICENSE AGREEMENT.

Do not alter the Marks. Use them in a consistent manner, as depicted in these guidelines. The addition of hyphens or spaces to a word Mark, creation of unauthorized acronyms, or alteration of any design Marks or logos, for example, could weaken public recognition of the Marks and damage their strength as a brand designation. Any icons or hypertext links using Marks should only appear in the forms authorized by Licensor.

B.       THE MARKS

         1.  The word marks are:

                  a)  primary marks:

                           AUTHORITY
                           SPORTSAUTHORITY.COM
                           THE SKI AUTHORITY
                           THE SPORTS AUTHORITY
                           THE SPORTS AUTHORITY LTD.
                           THE AUTHORITY ON SPORTING GOODS
                           THESPORTSAUTHORITY.COM

                  b)  secondary marks:

                           BASKETBALL AUTHORITY
                           EXERCISE AUTHORITY
                           FOOTWEAR AUTHORITY
                           GOLF AUTHORITY
                           HOCKEY AUTHORITY
                           HUNTING AUTHORITY
                           IN-LINE SKATE AUTHORITY
                           FISHING AUTHORITY
                           FITNESS AUTHORITY
                           MARINE AUTHORITY
                           OUTDOOR AUTHORITY
                           OUTERWEAR AUTHORITY
                           RUNNING AUTHORITY

                           SHOE & APPAREL AUTHORITY
                           TEAM SPORTS AUTHORITY
                           TENNIS AUTHORITY
                           THE BICYCLE AUTHORITY
                           THE BAG AUTHORITY
                           THE CLUB AUTHORITY
                           THE KNIFE AUTHORITY
                           THE LOW PRICE AUTHORITY

         2.       The design or logo marks are:

                           THE SPORTS AUTHORITY & Design (as depicted in the attached sheet)

C.       USE.

         1)       UNACCEPTABLE USES OF THE MARKS.

                  Do not use old design versions of the Marks.
                  Do not combine any Mark with any other mark or element.
                  Do not use any other mark confusingly similar to the Marks.
                  Do not rotate or tilt any Mark at an angle.
                  Do not pluralize any Mark.
                  Do not use the design Marks in a sentence.
                  Do not add graphic elements to any design Mark.
                  Do not create repeating patterns of the Marks.
                  Do not place the Marks in a containing shape.
                  Do not change the horizontal or vertical scale of any design
                   Mark.
                  Do not use any Mark in the possessive.
                  Do not print the design Marks or logos in any color other than as specified by Licensor.
                  Do not reverse the design Marks or logos out of a background with insufficient contrast.
                  Do not reverse the design Marks or logos out of a photograph. Do not reverse the design Marks or logos out of patterned backgrounds.

         2) CLEAR SPACE. A minimum clear space on all sides of any Mark is to be kept free of other visual elements. The minimum clear space is equal to 1/2 of the Mark height.

         3) STAGING. Staging involves proper placement, scale, and proportion of any Mark and how it aligns with typography and other elements. Licensee shall avoid staging any Mark at the edges of a page. Licensee shall always surround the subject Mark by the preferred clear space. Licensee shall not place any Mark so that it "bleeds" off the edge of materials.

         4) PRESENTATION WITH THIRD-PARTY TRADEMARKS. When printed with a third party's trademark, the Marks must be of at least equal size as such third party's trademark. Licensee shall not print any Mark in black if the third party's trademark appears in color.

         5) DESIGN MARKS OR LOGOS. Licensee shall always reproduce each logo exactly as specified by Licensor using approved original reproduction art or digital files available from Licensor's Advertising and Marketing Department. The design Marks or logos as provided by Licensor are unique. Licensee may not attempt to recreate the design Marks or logos.

D.       CORPORATE NAMES VERSUS MARKS.  Licensor's proper corporate names are:

                                            The Sports Authority, Inc.,
                                                        OR
                                        The Sports Authority Michigan, Inc.

When referring to either company in any format be sure to use the FULL corporate name, without dropping the article "The" or the comma (and be sure to place the comma in the proper place). Both names are proper nouns, like "Smith" or "Lincoln." In contrast, the Marks are adjectives and should NOT be used as nouns. For example, when referring to an item of Own Brand Merchandise, one would refer to THE SPORTS AUTHORITY brand athletic bags. The Mark should be used as an adjective and not as a noun, and it should appear in all capital letters to set it off from other printed matter. Finally, although either corporate name can be used in the possessive form (e.g., "The Sports Authority, Inc.'s"), the Marks should NOT be used in the possessive form.

E.       MARKS - NOTICES

As soon as a given Mark is registered with respect to certain goods or certain services in the U.S., Canada and other key markets as determined by Licensor, Licensor may inform Licensee and Licensee shall commence marking all packaging, labels and "Materials") (as defined in the LICENSE AGREEMENT) for the Own Brand Merchandise and Services subject to such registration(s) with one or more of the following phrases, as determined by the application and available space, taking care to use the second phrase whenever possible:

                             "Registered Trademark"
         [in English or such other languages as instructed by Licensor]

                                       or

          "(R)Registered Trademark of The Sports Authority, Inc. and/or
           The Sports Authority Michigan, Inc., used under license."
         [in English or such other languages as instructed by Licensor]

                                       or

                                      "(R)"

The registration notices should be placed adjacent to any Mark, logo, slogan or other Materials incorporating registered trademarks or service marks wherever possible. Such notices advise third parties of the existence of the subject registration(s), and warn them to refrain from adopting or using an identical or confusingly similar mark for identical or similar goods.

F.       CONTENT OF TSA SITE

         1. The TSA Site shall not include advertising from casinos, sports books or other gambling enterprises, nor shall it "courtesy" any enterprise or individual for having supplied information to the TSA Site.

         2. The TSA Site shall not include any content that: (a) is sexually explicit, (b) contains profanity, (c) is slanderous or libelous or (d) that denigrates a particular group based on gender, race, creed, religion, sexual preference or handicap. The parties acknowledge that Licensee may not be able to prevent such content from appearing on the TSA Site due to the actions of non-employees, although Licensee shall take such reasonable steps to prevent such action by non-employees as may be prudent under the circumstances.

         3. Each page of the TSA Site containing any TSA Content, Marks or Own Brand Merchandise shall have the same look and feel of the TSA Stores in the U.S. as Licensor shall from time to time adopt.

         4. Each party shall notify the other of all errors, omissions, and/or inaccuracies in the TSA Content within forty-eight (48) hours after it becomes aware thereof.

         5. If Licensee provides such notice, it shall specify to Licensor what action, if any, it has taken to correct the error, omission and/or inaccuracy.

         6. If Licensor provides such a notice, or receives such notice, it may specify the action to be taken by Licensee to correct the error, omission and/or inaccuracy or resubmit such content.

         7. All TSA Content shall be subject to restrictions and instructions disclosed by Licensor at any time.

G.       COPYRIGHT NOTICES

         1. Licensee shall place an appropriate copyright notice to be furnished by Licensor on all TSA Content Pages on the TSA Site.

         2. Licensee and Licensor shall mutually develop the procedures for placing any third party copyright notice on any TSA Content Page.

                                Exhibit B

========================================================================================================================
  MARK                             GOODS/SERVICES                             CL          SER. NO.          REG. NO.
  AQUARIUM AUTHORITY               retail store services featuring            42          74-699,118        2,141,699
                                   pet fish and aquatic supplies

  AUCTION AUTHORITY                online auction services, namely,           42          75-809,485
                                   providing access to information with
                                   respect to price, availability, sales
                                   volume and other characteristics of
                                   goods and services, posting listings
                                   of goods and services available for
                                   sale or requested for purchase, and
                                   facilitating auction purchase and
                                   sale transactions, all by means of a
                                   global computer information network

  AUTHORITY                        retail store services in the field         42          74-695,504        2,074,354
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  AUTHORITY                        apparel, namely, rainwear,                 25             366,111        1,245,417
                                   jackets, coats, suits, slacks and
                                   vests

  AUTOGRAPH AUTHORITY              computerized on-line retail store          35          75-711,996        2,335,979
                                   services featuring collectibles,           42
                                   trading cards and autographed
                                   memorabilia (35); computer
                                   services, namely providing
                                   information on collectibles,
                                   trading cards and autographed
                                   memorabilia,  by means of a global
                                   computer information network (42).

  BASKETBALL AUTHORITY             retail store services in the field         42          74-695,510        2,074,358
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  EXERCISE AUTHORITY               retail store services in the field         42          74-695,506        2,082,095
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  FISHING AUTHORITY                retail store services in the field         42          74-695,507        2,074,356
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  FITNESS AUTHORITY                retail store services in the field         42          74-695-513        2,079,864
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  FOOTWEAR AUTHORITY               retail store services in the field         42          74-695,653        2,082,096
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  GOLF AUTHORITY                   retail store services in the field         42          74-695,512        2,074,359
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  HOCKEY AUTHORITY                 retail store services in the field         42          74-695,651        2,079,866
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services
========================================================================================================================

========================================================================================================================
  MARK                             GOODS/SERVICES                             CL          SER. NO.          REG. NO.
  HOT NEW NOW                      retail store services featuring            35
                                   apparel, footwear, headgear,
                                   sporting goods and equipment,
                                   gifts and related goods and
                                   services; computerized retial
                                   store services featuring apparel,
                                   footwear, headgear, sporting goods
                                   and equipment, gifts and related
                                   goods and services; cooperative
                                   advertising services

  HOUSEWARES AUTHORITY             retail housewares store services           35          75-600,729

  HUNTING AUTHORITY                retail store services in the field         42          74-695,508        2,074,357
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  IN-LINE SKATE AUTHORITY          retail store services in the field         42          74-695,502        2,074,353
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  ISPORT                           retail store services featuring            35          75-808,312
                                   consumer electronic products,
                                   games, pre-recorded audio and
                                   video tapes and discs, books and
                                   magazines

  MAIL AUTHORITY                   telephone answering, photocopying          35          75-167,549        2,284,347
                                   and business management services           42
                                   (35); postal services, namely rental
                                   of mail boxes, mail forwarding,
                                   packaging articles for
                                   transportation, and receipt and
                                   delivery of mail and parcels for
                                   others (42)

  MARINE AUTHORITY                 retail store services in the field         42          74-695,655        2,079,867
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services


  MUSCLE AUTHORITY                 magazines and newsletters                  16          75-618,602        2,335,185
                                   pertaining to exercise and fitness

  OUTDOOR  AUTHORITY               retail store services in the field         35          74-695,514
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods

  OUTERWEAR AUTHORITY              retail store services in the field         42          74-695,509        2,076,213
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  PANTS AUTHORITY                  retail outlets  featuring                  35          75-509,313
                                   clothing, footwear, outerwear and
                                   headgear

  PARTS AUTHORITY                  retail outlets featuring sporting          42          75-076,697
                                   goods and equipment and parts,
                                   components and materials for use
                                   with the same;   rental of
                                   sporting goods and protective
                                   clothing and equipment

  PREPARE YOURSELF                 retail store services in the               35          75-277,570        2,176,490
                                   fields of fitness, sporting goods          42
                                   and equipment, apparel, footwear,
                                   headgear and related goods and
                                   services; cooperative advertising
                                   (35); computer services, namely
========================================================================================================================

========================================================================================================================
  MARK                             GOODS/SERVICES                             CL          SER. NO.          REG. NO.
                                   providing information on fitness,
                                   sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services by
                                   means of a global computer
                                   information network in class 42

  RUNNING AUTHORITY                retail store services in the field         42          74-695,654        2,082,097
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  SHOE & APPAREL AUTHORITY         retail store services in the field         42          74-695,501        2,074,352
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  SPORTS-AUTHOR-ITY.COM            computerized on-line retail store          35          75-636,136
                                   services featuring clothing,               42
                                   footwear, outerwear and headgear;
                                   retail outlets featuring clothing,
                                   footwear, outerwear and headgear;
                                   dissemination of advertising for
                                   others via an on-line electronic
                                   communication network; promoting
                                   the goods and services of others
                                   by preparing and placing
                                   advertisements on a web site
                                   accessed through a global computer
                                   network; promoting sports teams,
                                   competitions and events for others
                                   (35); computer services, namely
                                   providing information on
                                   clothing, footwear, outerwear and
                                   headgear by means of a global
                                   computer information network (42)

  SPORTS AUTHORITY FOOD,           restaurant services                        42          74-256,187        2,074,782
  SPIRITS AND SPORTS and
  design

  TEAM SPORTS AUTHORITY            retail store services in the field         42          74-695,505        2,074,355
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services in
                                   Class 42

  TENNIS AUTHORITY                 retail store services in the field         42          74-695,511        2,076,214
                                   of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  THE AUTHORITY ON SPORTING        rental of sporting goods,                  41          75-136,153        2,101,178
  GOODS                            including protective clothing and          42
                                   equipment; retail store services in
                                   the fields of fitness, sporting goods
                                   and equipment, apparel, footwear,
                                   headgear and related goods.

  THE BAG AUTHORITY                athletic bags, utility bags, stuff         18          74-595,323        1,938,392
                                   bags, duffle bags and soft luggage

  THE BICYCLE AUTHORITY            repairs and maintenance of                 37          74-471,949        2,003,381
                                   bicycles in International Class            42
                                   37; retail store services in the
                                   field of bicycles and related
                                   accessories in International Class
                                   42

  THE CLUB AUTHORITY               management of recreation and               35          74-708,805        1,999,520
                                   fitness clubs of others; and
========================================================================================================================

========================================================================================================================
  MARK                             GOODS/SERVICES                             CL          SER. NO.          REG. NO.
                                   business consulting services
                                   relating to health, recreation and
                                   fitness clubs

  THE FITNESS AUTHORITY THE        services rendered by health clubs          41          74-713,191        2,096,403
  LAST WORD IN FITNESS &
  Design

  THE FITNESS AUTHORITY THE        fitness apparel, namely                    25          74-713,059        2,098,608
  LAST WORD IN FITNESS &           sweatshirts, t-shirts and tank tops
  Design

  THE KNIFE AUTHORITY              retail store services featuring            42          74-596,250        1,963,911
                                   sale of sporting goods and
                                   equipment,  footwear and clothing

  THE LOW PRICE AUTHORITY          retail store services comprising           42          74-595,324        1,937,000
                                   sale of sporting goods and
                                   equipment, footwear and clothing

  THE MATTRESS AUTHORITY           retail bedding store services              35          75-371,148         2,275400
                                   featuring furniture and bedding

  THE SHOE AUTHORITY               retail store services in the field         42          74-622,104
                                   of  sporting goods and equipment,
                                   apparel,  footwear and related
                                   products and accessories

  THE SKI AUTHORITY                retail store services featuring            42          74-116,271        1,688,221
                                   ski equipment and clothing

  THE  SPORTS AUTHORITY            retail store services featuring            42          73-736,556        1,527,526
                                   sporting equipment and clothing

  THE SPORTS AUTHORITY             ladies apparel, namely shirts, and         25          74-362,909        1,821,430
                                   mens apparel, namely hats, visors,
                                   pants, shirts, shorts and swim
                                   trunks

  THE SPORTS AUTHORITY &           retail store services featuring            42          73-736,555        1,529,035
  Design                           sporting equipment and clothing

  THE SPORTS AUTHORITY             athletic tape and pre-wrap; balls,         28          75-076,695
                                   bats and gloves for games;
                                   body-building machines; fishing hooks
                                   and tackle; hand, knee and elbow
                                   guards for sports use; nets for
                                   sports; protective paddings for
                                   sports; racket strings for rtennis,
                                   badminton, squash and racquetball;
                                   toy figures, inflatable ride-on toys,
                                   plush toys, and water-squirting toys;
                                   wax for skis.

  THE SPORTS AUTHORITY             for computer services, namely              42          75-076,694        2,102,208
                                   interactive on-line publications
                                   in the fields of sporting goods
                                   and equipment, apparel , footwear,
                                   headgear and related goods and
                                   services

  THE SPORTS AUTHORITY             16: scorebooks, instruction guides         16          75-076,675        2,071,449
                                   and books in the fields of sports,         18
                                   exercise, fitness and recreation;          24
                                   clip boards; printed forms;                25
                                   printed matter, namely art                 26
                                   pictures, art prints, bags for             35
                                   merchandise packaging, calendars,          36
                                   gift certificates, illustrations,
                                   price tags, and magazines in the
                                   fields of sports, exercise,
                                   fitness and recreation; score
                                   cards; stationery.
=======================================================================================================================

========================================================================================================================
  MARK                             GOODS/SERVICES                             CL          SER. NO.          REG. NO.
                                   18: bags for travel and sports. 24:
                                   towels. 25: clothing, namely shirts,
                                   tops, pants and shorts; head wear;
                                   hosiery; sweat bands. 26: shoe laces.
                                   35: advertising for others;
                                   import-export agency; marketing
                                   research; purchasing agents; sales
                                   promotion for others; promoting
                                   sports teams, competitions and events
                                   for others; 36: sponsoring sports
                                   teams, competitions and events for
                                   others

  THE SPORTS AUTHORITY             retail store services in the               42          75-132,507
  LIMITED                          fields of fitness, sporting goods
                                   and equipment, apparel, footwear,
                                   headgear and related goods and
                                   services;  rental of sporting
                                   goods and protective clothing and
                                   equipment

  THE SPORTS AUTHORITY LTD.        rental of sporting goods,                  41          75-136,804        2,108,004
                                   including protective clothing and          35
                                   equipment; retail store services
                                   in the fields of fitness, sporting
                                   goods and equipment, apparel,
                                   footwear, headgear and related
                                   goods.

  THE SPORTS AUTHORITY             stringing and re-gripping                  37          75-501,083        2,274,172
                                   racquetball, squash and tennis             39
                                   racquets, sizing and drilling              40
                                   bowling balls, line winding for
                                   fishing reels, customizing arrows
                                   for archery, sighting of firearms
                                   (37); parcel delivery; delivery of
                                   goods by truck and van (39); and
                                   assembly of goods for others (40).

  THE SPORTS AUTHORITY             telephone calling card services            36          75-521,226      2,249,780

  THE SPORTS AUTHORITY             credit card services                       36          75-539,949      2,333,857

  THESPORTSAUTHOR-ITY.COM          computerized on-line retail store          35          75-636,870
                                   services featuring clothing,               42
                                   footwear, outerwear and headgear;
                                   retail outlets featuring clothing,
                                   footwear, outerwear and headgear;
                                   dissemination of advertising for
                                   others via an on-line electronic
                                   communication network; promoting
                                   the goods and services of others
                                   by preparing and placing
                                   advertisements on a web site
                                   accessed through a global computer
                                   network; promoting sports teams,
                                   competitions and events for others
                                   (35; computer services, namely
                                   providing information on
                                   clothing, footwear, outerwear and
                                   headgear by means of a global
                                   computer information network (42)

  TSA.COM                          mens and ladies apparel, namely            25        75-925,065
                                   shorts, pants, shirts, hats, caps,         28
                                   visors, hosiery and outerwear (25);        35
=========================================================================================================================

========================================================================================================================
  MARK                             GOODS/SERVICES                             CL          SER. NO.          REG. NO.
                                   balls, bats and gloves for                 41
                                   games, protective guards and               42
                                   paddings for sports, toy figures,
                                   inflatable ride on toys, plush
                                   toys, and water-squirting toys
                                   (28); retail store services
                                   featuring apparel, footwear,
                                   headgear, sporting goods and
                                   equipment, collectibles, gifts and
                                   related goods and services,
                                   computerized on-line retail store
                                   services featuring apparel,
                                   footwear, headgear, sporting goods
                                   and equipment, collectibles, gifts
                                   and related goods and services,
                                   cooperative advertising  (35);
                                   rental of sporting goods, bicycles
                                   and protective clothing and
                                   equipment (41); computer services,
                                   namely providing information on
                                   apparel, footwear, headgear,
                                   sporting goods and equipment,
                                   collectibles, gifts and related
                                   goods and services by means of a
                                   global computer information
                                   network (42).

  YOUR SPORTING GOODS              retail store services in the field         42          74-695,652        2,056,425
  MEGASTORE                        of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services

  YOU'VE NEVER SEEN ANYTHING       retail store services in the field         35          74-695,503        2,034,485
  QUITE LIKE IT                    of sporting goods and equipment,
                                   apparel, footwear, headgear and
                                   related goods and services in
                                   Class 42
================================ ======================================== =========== ================= ================

                                    EXHIBIT C

                 OTHER LICENSED OR AUTHORIZED USERS OF THE MARKS

A.       COMPREHENSIVE, LONG TERM LICENSE AGREEMENTS

1. FIRST AMENDMENT TO LICENSE AGREEMENT between The Sports Authority Michigan, Inc. (formerly Intelligent Sports Inc.) as licensor and The Sports Authority, Inc., The Sports Authority Florida, Inc. and Authority International, Inc. as licensees, for use of certain Marks in connection with full line sporting goods stores and related goods and services in the U.S., its territories and possessions and Puerto Rico.

2. LICENSE AGREEMENT between The Sports Authority Michigan, Inc. (formerly Intelligent Sports Inc.) and The Sports Authority, Inc. as licensor and The Sports Authority Canada, Inc. as licensee, for use of certain Marks and certain technology and know-how in connection with full line sporting goods stores and related goods and services in Canada.

3. AMENDED AND RESTATED LICENSE AGREEMENT between The Sports Authority Michigan, Inc. and The Sports Authority, Inc. as licensor and Mega Sports Co., Ltd. as licensee for use of certain Marks and certain technology and know-how in connection with full line sporting goods stores and related goods and services in Japan.

4. LICENSE AGREEMENT between The Sports Authority Michigan, Inc. as licensor and Fancy Publications, Inc. as licensee for use of certain Marks and certain domain names (THEPETAUTHORITY.COM, PETAUTHORITY.COM, THEAQUARIUMAUTHORITY.COM and AQUARIUMAUTHORITY.COM) in connection with titles of print or electronic media publications relating to animals, reptiles, fish and birds, throughout the world.

5. LICENSE AGREEMENT between The Sports Authority Michigan, Inc. as licensor and Drayton Plains Veterinary Clinic, Inc. as licensee for use of the names and marks THE PET AUTHORITY, PET AUTHORITY ANIMAL HOSPITAL and THE PET AUTHORITY ANIMAL HOSPITAL on and in connection with veterinary services, namely, animal care and animal health services, including medical, grooming and training, and operation of a retail department within Licensee's hospital featuring sales of pet related merchandise, in Oakland County, Michigan.

6. LICENSE AGREEMENT between The Sports Authority Michigan, Inc. as licensor and Yogurt Ventures U.S.A., Inc. as licensee for use of the marks THE SMOOTHIE AUTHORITY and THE SMOOTHIE AUTHORITY & Design for use on and in connection with non-alcoholic frozen beverages (i.e., smoothies) and as service marks on and in connection with operation of businesses serving smoothies, ice cream and/or frozen yogurt, within the U.S. and Australia.

7. LICENSE AGREEMENT between The Sports Authority Michigan, Inc. as licensor and Nike Bauer, Inc. as licensee for use of the trademark POWER & AUTHORITY and related logotypes on and in connection with certain sporting goods in the fields of ice and street hockey, worldwide.

B.       SHORT TERM, PHASE-OUT LICENSES FOR SETTLEMENT PURPOSES

1. AGREEMENT between The Sports Authority Michigan, Inc. as licensor and Luggage Authority, Inc. as licensee for use of the trademark LUGGAGE AUTHORITY on and in connection with a retail luggage, leather goods and accessories business operating in Virginia.

2. AGREEMENT between The Sports Authority Michigan, Inc. and The Sports Authority, Inc. as licensor and The Fish Authority, Inc. as licensee for use of the mark THE FISH AUTHORITY and related logotypes as a corporate name and service mark on and in connection with operation of a wholesale seafood business based in Miami, FL.

3. AGREEMENT between The Sports Authority Michigan, Inc. as licensor and Carondelet Trading, Inc. as licensee for use of the names and marks MAIL AUTHORITY, CLAYTON MAIL AUTHORITY, MAILAUTHORITY.COM and MAIL AUTHORITY & Design on and in connection with a postal service, packaging, courier, photocopying and retail mail and shipping supplies business operating in the U.S.

4. AGREEMENT between The Sports Authority Michigan, Inc. as licensor, and RDL Holdings I Corp., RDL Holdings II Corp., RDL Holdings III Corp., The Storage Authority-Third Avenue, L.P., The Storage Authority-Andrews Avenue, L.P., and The Storage Authority-Australian Avenue, L.P. collectively as licensee for use of the name and mark THE STORAGE AUTHORITY and related logotypes on and in connection with a self storage and retail storage supplies business operating in Florida.

C.       OTHER AGREEMENTS, PERMISSIVE USES, ETC.

1. Such other and further long term license agreements which are not materially in conflict with any grant of rights to Licensee under the LICENSE AGREEMENT, and such other and further short term, phase-out licenses entered into for settlement purposes, as Licensor may enter into from time to time.

2. Current and future permissive uses for Licensor's benefit by Licensor's agents, representatives and providers of goods or services to Licensor, including, without limitation, Licensor's law firms, advertising or marketing firms, public relations firms, and persons or entities which receive charitable contributions or sponsorships from Licensor.

3. Current and future no-royalty (or nominal royalty) permissions granted for single uses of one or more Marks for educational purposes, including, without limitation, permissions to use one or more Marks in annual reports, books, articles, stories or the like.

                                    EXHIBIT D

                          LICENSOR'S MISSION STATEMENT

The Sports Authority, Inc. and its retailing subsidiaries and licensees (collectively, "TSA") shall offer high quality, high performance and innovative products, in fashion and on trend as to style, color, materials and makeup.

TSA stands for superior performance products through superior technology.

TSA shall become the leading sporting goods reseller, and a premier retailer, in each market that it serves.

TSA is a mass merchant, focused on serving mainstream urban and suburban families and individuals who participate in almost any type of sport, leisure or recreational activity. TSA's "offer" will support beginner, intermediate and enthusiast participants through superior value and service.